UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018  (February 8, 2018)

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 8, 2018, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of Union Pacific Corporation (the “Company”) adopted a new annual incentive plan to begin for the fiscal year ending December 31, 2018.  This action taken by the Committee is the result of a review of the structure and design of the Company’s executive compensation program in response to the Company’s engagement with shareholders over the past year.  The Committee carefully considered the results of the Say-on-Pay proposal vote at the Company’s 2017 Annual Meeting of Shareholders and, in order to respond constructively to the voting results, directed management to actively seek more specific feedback from shareholders regarding the Company’s executive compensation program.  As part of the shareholder engagement outreach, the Chairman of the Committee, along with management, met with a number of the Company’s largest shareholders, through a combination of in-person meetings and conference calls, with cumulative shareholdings of approximately 31%.  The Company also sent a written communication to shareholders with cumulative shareholdings of approximately 25% outlining its proposed considerations for the Company’s executive compensation program and soliciting feedback.

Incorporating the feedback received from the Company’s shareholder outreach efforts, the Committee determined to change the annual cash bonus, which is a significant portion of an executive’s total cash compensation, from a discretionary annual bonus evaluation to a formula-based incentive cash program.  Under the new annual incentive plan, eighty percent (80%) of annual incentive cash bonuses paid to our executives will be based on the attainment of pre-established objective Company financial performance goals as set forth in the plan, and the remainder (20%) will be paid based on the Committee’s evaluation of the Company business objectives and individual executive performance in key areas such as safety, customer service, resource productivity, innovation and employee engagement and culture.  For 2018, the financial performance goals are weighted equally based on operating income and operating ratio. After the end of the fiscal year, the Committee will certify the extent to which these pre-established operating income and operating ratio goals were achieved.  The non-formulaic portion is targeted at twenty percent (20%) of the executive’s bonus potential, and the Committee retains the discretion to award less than that amount.  If the minimum performance thresholds for both operating income and operating ratio are not achieved, then no annual incentive cash bonus will be paid to executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2018

UNION PACIFIC CORPORATION

By:	/s/ James J. Theisen, Jr.
James J. Theisen, Jr.
Associate General Counsel, Chief Compliance Officer and Assistant Secretary